Exhibit 32.2
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002
     I, Fernando L. Fernandez, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The accompanying quarterly report on Form 10-Q for the three and six-month periods ended December 31, 2005, fully complies with the requirements of Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in such report fairly presents, in all material respects, the financial condition and result of operations of Continucare Corporation.

Date: February 14, 2006	By:	/s/ Fernando L. Fernandez
Fernando L. Fernandez Senior Vice President – Finance, Chief Financial Officer, Treasurer and Secretary